Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(i)Registration Statement (Form S-8 No. 333-275855)
(ii)Registration Statement (Form S-8 No. 333-226882)
(iii)Registration Statement (Form S-3 No. 333-270328)

of our reports dated February 27, 2026, with respect to the consolidated financial statements of Banc of California, Inc. and the effectiveness of internal control over financial reporting of Banc of California, Inc., included in this Annual Report
(Form 10-K) of Banc of California, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Irvine, California
February 27, 2026